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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.


                                May 30, 1996
                               Date of Report
                      (Date of Earliest Event Reported)


                                 TOPRO, INC.
           (Exact name of Registrant as specified in its charter)


               Colorado                               84-1042227
   --------------------------------          ----------------------------
   (State or other jurisdiction of           I.R.S. Employer I. D. Number
    incorporation or organization)


2525 West Evans Avenue, Denver, Colorado                 80219
- -----------------------------------------              ----------
(Address of principal executive offices)               (zip code)


Registrant's telephone number, including area code:    (303) 935-1221




ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On May 30, 1996, Topro, Inc. ("Registrant"), through a merger undertaken by a newly formed subsidiary, acquired all the outstanding capital stock of Visioneering Holding Corporation ("VI") an independent Control Systems Integrator located in Cypress, California. VI's core business parallels that of the Registrant's, with emphasis on some different/additional markets and a generally more technically sophisticated product offering in the food and pharmaceutical industries. VI is focused on the following vertical markets: food processing, pharmaceutical, and concrete manufacturing. The Registrant acquired all of the outstanding capital stock of VI, in exchange for a maximum of 1,600,000 restricted shares of the Registrant's Common Stock all of which have been escrowed, to be released to the shareholders of VI upon completion of an audit of the December 31, 1995 financial statements and a subsequent review of the April 30, 1996 financial statements and acceptance of proposed adjustments, if any. In addition to the acquisition the Registrant guaranteed the bank debt of Vision Engineering Inc. to Garfield Bank of Montebello CA. in the amount of $1,165,161.
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         VI corporate headquarters operates from a modern 31,000 square foot facility in Cypress, CA and has satellite engineering and sales offices in:
Sacramento, CA (6,700 sq ft), Phoenix, AZ(5,900 sq ft), Atlanta, GA (4,300 sq ft), Chicago, IL(3,900 sq ft), from which it serves certain accounts. VI also has sales offices in Boston and San Juan, Puerto Rico. VI staff currently numbers 95, with over 85 engineers and sales personnel and 10 corporate personnel. The Registrant intends to continue the business of VI, having affected the transaction in order to establish a market presence for its Control Systems Integration operations in the regions served by VI. The Atlanta office of VI will be merged into the Registrant's Atlanta offices of MDCS, Inc. The Phoenix office of VI will transfer reporting function to the Registrant's Denver offices.

         In connection with the Merger, the past President of VI, Mr. Michael Taylor entered into an employment agreement with the Registrant for an initial term of 6 months. In addition to the employment agreement a 24 month consulting agreement was entered into commencing six months after the date of the employment agreement. Mr. Taylor will also become a director of the Registrant. Kathleen Taylor, the past secretary and Vice President of Technical Support, entered into an employment agreement for an initial term of five months. In addition to the employment agreement a 24 month consulting agreement was entered into commencing five months after the date of the employment agreement.

         Prior to this transaction, there was no material relationship between VI and the Registrant or any of its affiliates, any director or officer of the registrant, or any associate of such director or officer.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) The audited financial statements for the period ending December 31, 1995 along with the December 31, 1994 audited financial statements will be filed in the prescribed time.

         (b) Pro Forma Financial information. It is impracticable to provide the required pro forma financial information at this time. Required pro forma financial information will be filed as soon as practicable, and, in any event, no later than 60 days after the date this current report on Form 8-K must be filed.

         (c)     Exhibits.  The following exhibits are filed with this report:

                 2.1 Agreement and Plan of Merger dated May 17, 1996. The schedules to the Agreement and Plan of Merger as described on the List of Schedule on page 26 -27 of merger agreement, are omitted from this filing. The Registrant will furnish supplementally to the Securities and Exchange Commission, upon request, a copy of any omitted Schedules.





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                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             Topro, Inc.

Date: June 14, 1996                          By:     /s/ John Jenkins
      -------------                             ------------------------------
                                                    John P. Jenkins
                                                    President and CEO






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                                 EXHIBIT INDEX

Exhibit
Number                                       Exhibit Description                          Page
- -------                                      -------------------                          ----
  2.1            Agreement and Plan of Merger dated May 17, 1996. The schedules to the Agreement and Plan of Merger as described on the List of
                 Schedule on page 26-27 of merger agreement, are omitted from this filing. The Registrant will furnish supplementally to the Securities and Exchange Commission, upon request, a copy of any omitted Schedules.